Exhibit 99.2

First Industrial Realty Trust Provides
Fourth Quarter 2009 Business Update
CHICAGO, January 8, 2010 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today provided an update on its fourth quarter 2009 business activities.
During the quarter, the Company generated approximately $182 million of gross proceeds through a combination of asset sales and secured financings, as well as net proceeds of approximately $68 million from the sales of common equity. The Company used a portion of available proceeds to retire during the quarter approximately $113 million of unsecured senior debt. The Company also received payment of approximately $40 million related to its previously disclosed tax refund application.
Asset Sales
In the fourth quarter, the Company:
•	Completed the sale of four industrial properties on balance sheet totaling approximately 598,000 square feet of gross leaseable area (GLA), including one vacant building, for total aggregate gross proceeds of approximately $43 million.
Capital Market Activities
In the fourth quarter, the Company:
•	Closed six secured financing transactions with multiple lenders generating gross borrowing proceeds of approximately $139 million secured by 49 properties totaling approximately 4.6 million square feet of GLA at a weighted average interest rate of 7.27% with ultimate maturities ranging from 5 to 10 years.

•	Completed a public offering of 13.6 million shares of common stock in October for net proceeds of approximately $68 million.

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•	Repurchased a total of approximately $113 million of senior unsecured debt at an average purchase price of 86.8% of par, consisting of approximately:
•	$13 million of its 7.375% March 2011 senior notes

•	$52 million of its 4.625% September 2011 exchangeable notes; and

•	$48 million of senior notes with maturities beyond 2012.
As a result of these transactions, the Company expects to record a gain of approximately $12 million in the fourth quarter. The Company may from time to time repurchase or redeem additional amounts of its outstanding debt securities. Any repurchases or redemptions would depend upon prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors the Company considers important. Future repurchases or redemptions may materially impact the Company’s liquidity, future tax liability and results of operations.
Receipt of Tax Refund
During the third quarter, as previously disclosed, the Company significantly restructured the operations of a taxable REIT subsidiary after receiving a favorable private letter ruling from the Internal Revenue Service (IRS). As a result of the restructuring, the subsidiary recognized tax losses on a substantial number of properties and investments in certain of its joint ventures whose tax basis was greater than fair market value. Under federal income tax rules, the Company believes that the subsidiary is able to carry back these tax losses to offset taxable income it had previously recognized. Consequently, the Company applied for a federal income tax refund of approximately $40 million in the fourth quarter, and received those funds on December 21, 2009. Notwithstanding the Company’s receipt of a favorable private letter ruling and receipt of the refund amount, the tax refund could be challenged by the IRS, which may result in a future diminution of the tax refund and an obligation to return all or a part of the refund.
Financial Covenants
In addition, the Company cautioned that, as previously disclosed, it continues to operate with little cushion in certain of its financial covenants under its line of credit agreement and unsecured debt indenture. The Company’s ability to continue to meet its financial covenants is dependent on various factors, including, in part, its ability to continue to sell sufficient assets on favorable terms. With respect to the debt service covenant under the Company’s line of credit agreement, if the Company were otherwise unable to meet that covenant, the Company believes it could meet that covenant by choosing to suspend dividends on its outstanding preferred stock for one or more quarters.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We have a track record of industry leading customer service, and in total, we own, manage and have under development 93 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
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Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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